Exhibit 99.4

Dear Member:

We are pleased to announce that the Board of Trustees of Huntingdon Valley Bank has approved the plan of conversion under which Huntingdon Valley Bank will convert from the mutual to the stock form of organization. Converting to stock form will provide us with access to additional capital, which will enable us to better serve our existing customers and support our future growth and expansion.

The Proxy Card

To complete the conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed materials and then casting your vote “FOR” the plan of conversion. You may vote by mail by returning your proxy card in the enclosed postage-paid envelope marked “PROXY RETURN.” If you have more than one account, you may receive more than one proxy card. Please support us by voting all proxy cards received. There are no duplicates.

If the plan of conversion is approved, let me assure you that:

•	existing deposit accounts and loans will not undergo any change;

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law; and

•	voting for approval will not obligate you to buy any shares of common stock.

The Stock Order Form

As a qualifying depositor or borrower, you also have nontransferable rights to subscribe for shares of HV Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering in more detail. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to HV Bancorp, Inc., together with payment for the shares, using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Stock Information Center located at 3501 Masons Mill Road, Suite 401, Huntingdon Valley, PA 19006. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other banking offices. Your order must be physically received (not postmarked) by HV Bancorp, Inc. no later than     :00 p.m., Eastern Time, on      day,              , 2016.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (        )     -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Travis J. Thompson

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Dear Member:

We are pleased to announce that the Board of Trustees of Huntingdon Valley Bank has approved the plan of conversion under which Huntingdon Valley Bank will convert from the mutual to the stock form of organization. Converting to stock form will provide us with access to additional capital, which will enable us to better serve our existing customers and support our future growth and expansion.

To complete the conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed materials and then casting your vote “FOR” the plan of conversion. You may vote by mail by returning your proxy card in the enclosed postage-paid envelope marked “PROXY RETURN.” If you have more than one account, you may receive more than one proxy card. Please support us by voting all proxy cards received. There are no duplicates.

If the plan of conversion is approved, let me assure you that:

•	existing deposit accounts and loans will not undergo any change; and

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your jurisdiction require us to register (1) the to-be-issued common stock of HV Bancorp, Inc. and (2) as an agent of HV Bancorp, Inc. to solicit the sale of such stock, and the number of eligible subscribers in your jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (        )     -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Travis J. Thompson

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Dear Friend of Huntingdon Valley Bank:

We are pleased to announce that the Board of Trustees of Huntingdon Valley Bank has approved the plan of conversion under which Huntingdon Valley Bank will convert from the mutual to the stock form of organization. Converting to stock form will provide us with access to additional capital, which will enable us to better serve our existing customers and support our future growth and expansion.

As a former depositor of Huntingdon Valley Bank, you have nontransferable rights to subscribe for shares of HV Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering in more detail. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to HV Bancorp, Inc., together with payment for the shares, using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Stock Information Center located at 3501 Masons Mill Road, Suite 401, Huntingdon Valley, PA 19006. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other banking offices. Your order must be physically received (not postmarked) by HV Bancorp, Inc. no later than     :00 p.m., Eastern Time, on      day,              , 2016.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (        )     -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Travis J. Thompson

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

HV Bancorp, Inc.

Dear Potential Investor:

We are pleased to provide you with the enclosed material regarding the stock offering by HV Bancorp, Inc., the proposed new holding company for Huntingdon Valley Bank.

This information packet includes the following:

PROSPECTUS: This document provides detailed information about our proposed conversion from the mutual to the stock form of organization and the related stock offering by HV Bancorp, Inc. Please read it carefully before making an investment decision.

STOCK ORDER FORM: Use this form to subscribe for shares of common stock. Please complete the form and return it to HV Bancorp, Inc., together with payment for the shares, using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Stock Information Center located at 3501 Masons Mill Road, Suite 401, Huntingdon Valley, PA 19006. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other banking offices. Your order must be physically received (not postmarked) by HV Bancorp, Inc. no later than     :00 p.m., Eastern Time, on      day,               , 2016.

We are pleased to offer you this opportunity to become one of our stockholders. If you have any questions after reading the enclosed material, please call our Stock Information Center at (        )     -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Travis J. Thompson

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Sandler O’Neill + Partners, L.P.

Dear Prospective Investor:

At the request of HV Bancorp, Inc. (the “Company”), we have enclosed materials regarding the Company’s offering of common stock in connection with the conversion of Huntingdon Valley Bank from the mutual to the stock form of organization. Materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of the Company.

Please read the prospectus carefully before making an investment decision. If you have any questions after reading the enclosed material, please call the Stock Information Center at (        )     -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time, and ask for a Sandler O’Neill representative. If you decide to subscribe for shares, your order, together with payment for the shares, must be physically received (not postmarked) by HV Bancorp, Inc. no later than     :00 p.m., Eastern Time, on      day,              , 2016.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Huntingdon Valley Bank

Proxy Questions and Answers

Questions & Answers About Voting

The Board of Trustees of Huntingdon Valley Bank has approved the plan of conversion under which Huntingdon Valley Bank will convert from the mutual to the stock form of organization. The Plan must also be approved by Huntingdon Valley Bank’s members (depositors and certain borrowers) at a special meeting of members. Your Board of Trustees urges you to vote “FOR” the Plan.

Your vote is very important. If you have more than one deposit account or have a qualifying loan, you may receive more than one proxy card. Please vote all proxy cards received. There are no duplicates.

Q.	Why is Huntingdon Valley Bank converting to the stock form of organization?

A.	The conversion to stock form will enable us to raise additional capital through the sale of common stock by HV Bancorp, Inc. This additional capital will give us the financial strength to better serve our existing customers, support our future growth and expansion, retain and attract qualified personnel and provide our customers with the opportunity to acquire an ownership interest in Huntingdon Valley Bank.

Q.	What changes will occur as a result of the conversion? Will there be changes at my local branch?

A.	No changes are planned in the way we operate our business. The conversion will have no effect on the staffing, products or services we offer to our customers through our offices, except to enable us to potentially add additional products and services in the future.

Q.	Will the conversion affect any of my deposit accounts or loans?

A.	No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible by law. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

Q.	Who is eligible to vote on the Plan?

A.	Depositors and certain borrowers (as of January 15, 1992) of Huntingdon Valley Bank as of the close of business on , 2016, who continue to be depositors and borrowers as of the date of the special meeting of members, are eligible to vote at the special meeting of members.

Q.	What vote is required to approve the Plan?

A.	The Plan must be approved by the affirmative vote of a majority of votes eligible to be cast by the members of Huntingdon Valley Bank at the special meeting of members.

Q.	Why did I receive several proxies?

A.	If you have more than one deposit account or qualifying loan, you may have received more than one proxy card, depending upon the ownership structure of your accounts or your borrower status. Please vote all proxy cards that you received. There are no duplicates.

Q.	Am I obligated to purchase HV Bancorp, Inc. common stock if I vote “FOR” the conversion?

A.	No. Voting for the Plan does not obligate you to buy any shares of common stock of HV Bancorp, Inc.

Q.	How do I vote my proxy?

A.	You can vote by mailing your signed proxy card(s) in the postage-paid envelope marked “PROXY RETURN”.

Q.	Are two signatures required on the proxy card for a joint account?

A.	No. Only one signature is required on a proxy card for a joint account.

Q.	Who should sign proxies for trust or custodian accounts?

A.	The trustee or custodian must sign proxies for such accounts, not the beneficiary. Please indicate your title on the proxy card.

Q.	I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?

A.	Yes. Please indicate on the card the capacity in which you are signing.

Additional Information

Q.	What if I have additional questions?

A.	Huntingdon Valley Bank’s proxy statement and HV Bancorp, Inc.’s prospectus that accompany this brochure describe the conversion in detail. Please read the proxy statement and prospectus carefully before voting or subscribing for stock. If you have any questions after reading the enclosed material, you may call our Stock Information Center at ( ) - , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

HV Bancorp, Inc.

Stock Questions and Answers

Questions & Answers About the Stock Offering

The Board of Trustees of Huntingdon Valley Bank has approved the plan of conversion under which Huntingdon Valley Bank will convert from the mutual to the stock form of organization. In connection with the conversion, HV Bancorp, Inc., the proposed new holding company for Huntingdon Valley Bank, is offering up to 2,182,125 shares of common stock for sale at $10.00 per share in a subscription offering and, subject to the priority rights of subscribers in the subscription offering, in a community offering.

Investing in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus before making an investment decision.

Q.	Who can purchase stock in the subscription offering?

A.	Only qualifying depositors and certain borrowers of Huntingdon Valley Bank and Huntingdon Valley Bank’s tax-qualified employee stock benefit plans may purchase shares of stock in the subscription offering. The common stock is being offered in the subscription offering in the following order of priority:

1)	Eligible Account Holders: Depositors with aggregate balances of $50 or more at the close of business on June 30, 2015.

2)	Tax-Qualified Plans: Huntingdon Valley Bank’s tax-qualified employee benefit plans.

3)	Supplemental Eligible Account Holders: Depositors with aggregate balances of $50 or more at the close of business on September 30, 2016 and who are not otherwise eligible in category (1) above.

4)	Other Members: Depositors at the close of business on , 2016 and borrowers as of January 15, 1992 whose loan continued to be outstanding at the close of business on , 2016 and who are not otherwise eligible in categories (1) or (3) above.

Q.	I am not eligible to purchase stock in the subscription offering. May I still place an order to purchase shares?

A.	Subject to the priority rights of qualifying depositors and borrowers and the Bank’s stock benefit plans in the subscription offering, common stock may be offered to the general public in a community offering. Natural persons (including trusts of natural persons) residing in Bucks, Chester, Delaware, Montgomery or Philadelphia Counties, Pennsylvania will be given preference in the community offering. The community offering may begin concurrently with, or any time after, the commencement of the subscription offering.

Q.	Am I guaranteed to receive shares if I place an order?

A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	How many shares of stock are being offered, and at what price?

A.	HV Bancorp, Inc. is offering a maximum of 1,897,500 shares of common stock at a price of $10 per share. Under certain circumstances, HV Bancorp, Inc. may increase the maximum and sell up to 2,182,125 shares.

Q.	How much stock can I purchase?

A.	The minimum purchase is 25 shares ($250). As more fully described in the plan of conversion and in the prospectus, the maximum purchase by any person in the subscription or community offering is 30,000 shares ($300,000). In addition, no person, together with an associate or group of persons acting in concert, may purchase more than 30,000 shares ($300,000) of common stock in the offering.

Q.	How do I order stock?

A.	If you decide to subscribe for shares, you must return your properly completed and signed stock order form, along with full payment for the shares, to HV Bancorp, Inc. by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Stock Information Center located at 3501 Masons Mill Road, Suite 401, Huntingdon Valley, PA 19006. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other banking offices.

Q.	When is the deadline to subscribe for stock?

A.	A properly completed stock order form with the required full payment must be physically received (not postmarked) by HV Bancorp, Inc. no later than :00 p.m., Eastern Time, on day, , 2016.

Q.	How can I pay for my shares of stock?

A.	You can pay for the common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at Huntingdon Valley Bank. Checks and money orders must be made payable to HV Bancorp, Inc. Withdrawals from a certificate of deposit at Huntingdon Valley Bank to buy shares of common stock may be made without penalty.

Q.	Can I use my Huntingdon Valley Bank home equity line of credit to pay for shares of common stock?

A.	No. Huntingdon Valley Bank cannot knowingly lend funds to anyone to subscribe for shares. This includes the use of funds available through a Huntingdon Valley Bank home equity line of credit.

Q.	Can I subscribe for shares using funds in my IRA at Huntingdon Valley Bank?

A.	No. Federal regulations do not permit the purchase of common stock in your existing IRA or other qualified plan at Huntingdon Valley Bank. To use these funds to subscribe for common stock, you need to establish a “self-directed” IRA or other trust account with an unaffiliated trustee. The transfer of these funds takes time, so please make arrangements as soon as possible. However, if you intend to subscribe for common stock using your eligibility as an IRA account holder but plan to use funds from sources other than your IRA account, you need not close and transfer your IRA account. Please call our Stock Information Center if you require additional information.

Q.	Can I subscribe for shares in the subscription offering and add someone else who is not on my account to my stock registration?

A.	No. Applicable regulations prohibit the transfer of subscription rights. Therefore, to maintain your priority in the subscription offering, you may not add or delete names to the stock registration – the stock must generally be titled in the same manner as your eligible account.

Q.	Can I subscribe for shares in the subscription offering in my name alone if I have a joint account?

A.	No. With the exception of certain orders placed through an IRA, Keogh, 401(k) or similar plan, a name can be deleted only in the event of the death of a named eligible depositor.

Q.	I have custodial accounts at Huntingdon Valley Bank with my minor children. May I use these accounts to purchase stock in the subscription offering?

A.	Yes. However, the stock must be registered in the custodian’s name for the benefit of the minor child under the Uniform Transfers to Minors Act. A custodial account does not entitle the custodian to purchase stock in his or her own name. If the child has reached the age of majority, the child must subscribe for the shares in his or her own name.

Q.	I have a business or trust account at Huntingdon Valley Bank. May I use these accounts to purchase stock in the subscription offering?

A.	Yes. However, the stock must be purchased in the name of the business or trust. A business or trust account does not entitle the owner of or signatory for the business or the trustee to purchase stock in his or her own name.

Q.	Will payments for common stock earn interest until the conversion closes?

A.	Yes. Any payment made by check or money order will earn interest at 0. % from the date the order is processed to the completion or termination of the conversion. Depositors who pay for their stock by withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?

A.	Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to statutory and regulatory requirements. However, no decision has been made with respect to the payment of dividends.

Q.	Will my stock be covered by deposit insurance?

A.	No.

Q.	Where will the stock be traded?

A.	Upon completion of the stock offering, our shares of common stock are expected to trade on the Nasdaq Capital Market under the symbol “HVBC.”

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order may not be modified or withdrawn except as specified in the prospectus.

Q.	If I purchase shares of common stock during the offering, when will I receive my stock?

A.	Physical stock certificates will not be issued. Our transfer agent will send you a stock ownership statement, via the Direct Registration System (DRS), by first class mail as soon as practicable after the completion of the conversion and offering. Although the shares of HV Bancorp, Inc. common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of the statement will depend on arrangements you may make with your brokerage firm.

Q.	What is direct registration and DRS?

A.	Direct registration is the ownership of stock registered in your own name on the books of HV Bancorp, Inc., without taking possession of a printed stock certificate. Instead, your ownership is recorded and tracked as an accounting entry (“book entry”) on the books of HV Bancorp, Inc. DRS (direct registration system) is a system that electronically moves investors’ positions between brokers and transfer agents for issuers that offer direct registration.

Additional Information

Q.	What if I have additional questions?

A.	HV Bancorp, Inc.’s prospectus that accompanies this brochure describes the conversion and offering in detail. Please read the prospectus carefully before making an investment decision. If you have any questions after reading the enclosed material, you may call our Stock Information Center at ( ) - , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

To ensure that each purchaser in the subscription and community offerings receives a prospectus at least 48 hours before the expiration of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, we may not mail a prospectus any later than five days prior to the expiration date or hand deliver a prospectus any later than two days prior to that date.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

IMPORTANT REMINDER Please Support Us

Dear Member:

As a follow-up to our recent mailing, WE URGE YOU TO VOTE ALL OF YOUR PROXY CARDS on the proposed plan of conversion. We value your relationship with Huntingdon Valley Bank and ask for your support by voting the enclosed proxy card today.

Your Board of Trustees urges you to vote “FOR” the Plan of Conversion.

If you are unsure whether you voted, please vote the enclosed proxy card. If you have already voted all of your proxy card(s), I would like to extend my appreciation for your vote. Let me assure you that:

•	The conversion will not affect the terms of your deposit accounts or loans.

•	Deposit accounts will continue to be federally insured to the legal maximum.

•	Voting does not obligate you to buy stock.

Thank you for choosing Huntingdon Valley Bank, and we appreciate your vote. If you have any questions, please call our Stock Information Center at (        )     -        .

Sincerely,

Travis J. Thompson

Chairman, President and Chief Executive Officer

The Plan of Conversion must be approved by a majority of the votes eligible to be cast.

If you have more than one account or a qualifying loan you may receive more than one proxy card.

Please support us by voting all proxy cards received.

SECOND REQUEST Please Support Us

Dear Member:

As a follow-up to our recent proxy mailing, our records show that YOU HAVE NOT VOTED ALL OF YOUR PROXY CARDS on the proposed plan of conversion. We value your relationship with Huntingdon Valley Bank and ask for your support by voting the enclosed proxy card today.

Your Board of Trustees urges you to vote “FOR” the Plan of Conversion.

If you are unsure whether you voted, please vote the enclosed proxy card. If you have already voted all of your proxy card(s), I would like to extend my appreciation for your vote. Let me assure you that:

•	The conversion will not affect the terms of your deposit accounts or loans.

•	Deposit accounts will continue to be federally insured to the legal maximum.

•	Voting does not obligate you to buy stock.

Thank you for choosing Huntingdon Valley Bank, and we appreciate your vote. If you have any questions, please call our Stock Information Center at (        )     -        .

Sincerely,

Travis J. Thompson

Chairman, President and Chief Executive Officer

The Plan of Conversion must be approved by a majority of the votes eligible to be cast.

If you have more than one account or a qualifying loan you may receive more than one proxy card.

Please support us by voting all proxy cards received.

Please Support Us

Vote Your Proxy Card Today

If you have more than one deposit account or qualifying loan, you may have received more than one proxy card depending upon the ownership structure of your accounts.

Please vote all proxy cards that you received. None are duplicates.

HV Bancorp, Inc.

             , 2016

Dear Subscriber:

We hereby acknowledge receipt of your order and payment at $10.00 per share, listed below, of shares of HV Bancorp, Inc. common stock. If you are issued shares, the shares will be registered as indicated above.

At this time, we cannot confirm the number of shares of HV Bancorp, Inc. common stock, if any, that will be issued to you. Following completion of the stock offering, shares will be allocated in accordance with the plan of conversion.

Once the offering has been completed, you will receive by mail from our transfer agent,                     , a statement indicating your ownership of HV Bancorp, Inc. common stock.

If you have any questions, please call our Stock Information Center at (        )     -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

HV Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

HV Bancorp, Inc.

             , 201

Dear Stockholder:

Thank you for your interest in HV Bancorp, Inc. Our offering has been completed and we are pleased to confirm your subscription for                  shares at a price of $10.00 per share. If your subscription was paid for by check, bank draft or money order, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on              , 201  ; this is your stock purchase date. Trading is expected to commence on the Nasdaq Capital Market under the symbol “HVBC” on              , 201  .

A statement indicating the number of shares of HV Bancorp, Inc. you have purchased will be mailed to you shortly. This statement will be your evidence of ownership of HV Bancorp, Inc. stock. All shares of HV Bancorp, Inc. common stock will be in book entry form and paper stock certificates will not be issued.

HV Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

HV Bancorp, Inc.

             , 201

Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the demand for shares from persons with priority rights, stock was not available for our [Supplemental Eligible Account Holders, Other Members or community friends]. If your subscription was paid for by check, bank draft or money order, a refund of the balance due to you with interest will be mailed promptly.

We appreciate your interest in HV Bancorp, Inc. and hope you become an owner of our stock in the future. Our stock has commenced trading on the Nasdaq Capital Market under the symbol “HVBC.”

HV Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

HV Bancorp, Inc.

             , 201

Welcome Stockholder:

Thank you for your interest in HV Bancorp, Inc. (the “Company”). Our offering has been completed and we are pleased to enclose a statement from our transfer agent reflecting the number of shares of the Company’s common stock purchased by you in the offering at a price of $10.00 per share. The transaction closed on              , 201  ; this is your stock purchase date. If your subscription was paid for by check, bank draft or money order, interest and, if your subscription was not filled in full, any refund due will be mailed promptly.

The enclosed statement will be your evidence of ownership of HV Bancorp, Inc. All stock sold in the subscription and community offerings has been issued in book entry form through the direct registration system (“DRS”). No physical stock certificates will be issued. Please examine this statement carefully to be certain that it properly reflects the number of shares you purchased and the names in which the ownership of the shares are to be shown on the books of the Company. A short question and answer sheet regarding your DRS statement is enclosed for your information.

If you have any questions about your statement, please contact our transfer agent (by mail, telephone, or via the internet) as follows:

Attention: Investor Relations Department

Street

City, State Zip Code

1 (xxx) xxx-xxxx

www.xxxxxx

Trading is expected to commence on the Nasdaq Capital Market under the symbol “HVBC” on              , 201  . Please contact a stockbroker if you choose to purchase or sell your stock in the future.

On behalf of the Board of Directors, Officers and employees of HV Bancorp, Inc., I thank you for supporting our offering and welcome you as a stockholder.

Sincerely,

Travis J. Thompson

Chairman, President and Chief Executive Officer

The shares of common stock are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

HV Bancorp, Inc.

             , 201

Dear Interested Subscriber:

We regret to inform you that HV Bancorp, Inc., the holding company for Huntingdon Valley Bank, did not accept your order for shares of HV Bancorp, Inc. common stock in its community offering. This action is in accordance with our plan of conversion, which gives HV Bancorp, Inc. the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your order was paid for by check, enclosed is your original check.

HV Bancorp, Inc.

Stock Information Center

The shares of common stock are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Sandler O’Neill + Partners, L.P.

             , 2016

Dear Community Member:

We are enclosing material in connection with the stock offering by HV Bancorp, Inc., the proposed holding company for Huntingdon Valley Bank.

Sandler O’Neill & Partners, L.P. is acting as marketing agent in connection with the subscription and community offerings, which will conclude at     :00 p.m., Eastern Time, on             , 2016.

Members of the general public are eligible to participate. If you have any questions about the offering, please do not hesitate to call the Stock Information Center at (        )     -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

HV Bancorp, Inc.

DIRECT REGISTRATION: Holding Your Shares in Book Entry

HV Bancorp, Inc. (the “Company”) has elected to require stockholders of HV Bancorp, Inc. to use the Direct Registration System (“DRS”) as a means of recording and maintaining the registered shares of HV Bancorp, Inc. they will receive as a result of the Company’s stock offering. This flyer outlines what DRS is and what it means to you as a registered stockholder.

What is DRS?

DRS is the system that electronically moves investors’ positions between brokers and transfer agents for issuers that offer direct registration. Direct registration is the ownership of stock registered in your own name on the books of the Company, without taking possession of a printed stock certificate. Instead, your ownership is recorded and tracked as an accounting entry on the books of the Company.

Why is the Company offering DRS?

DRS gives our stockholders several advantages:

•	It eliminates the risk of loss or theft of your stock certificate and the potential cost and inconvenience of having to obtain a surety bond to replace a lost certificate; and

•	It eliminates the need for you to store your certificates and retrieve them should you wish to transfer or sell your shares.

How will I know how many shares I own?

The Company’s transfer agent,                     , will periodically send you an account statement showing you how many shares are held by you in book-entry.

What happens if I lose a DRS account statement?

If you need a duplicate statement of ownership, contact                      and they will mail you a new one.

How can I transfer shares to my broker?

To transfer your shares to your brokerage account, provide your broker with:

•	The most recent copy of your transfer agent account statement;

•	The Social Security number on your account;

•	Your transfer agent account number (which is on the statement);

•	s’ DTC number, which is ; and

•	The number of whole shares held in book-entry that you wish to transfer to your brokerage account.

Your broker will request that your shares be delivered to your brokerage account through the Depository Trust Company’s Profile System.

If I have more questions, how can I get answers?

You can go on-line to the                     ’s website, www.                    .com, or call their Investor Relations Department at (        )     -         to speak to a representative.

HV Bancorp, Inc.

             , 2016

Dear                     :

The Board of Trustees of Huntingdon Valley Bank has approved the plan of conversion under which Huntingdon Valley Bank will convert from the mutual to the stock form of organization.

To learn more about the stock offering, you are cordially invited to join members of our senior management team at [an informational meeting] [a reception] to be held at                      on      at     :00     .    , Eastern Time. A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting, our conversion or our stock offering, please call our Stock Information Center at (        )     -        , Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Travis J. Thompson

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Huntingdon Valley Bank

(logo)

An Invitation

To Attend a Community Meeting

HV Bancorp, Inc., the proposed holding company for Huntingdon Valley Bank, is offering shares of its common stock for sale in connection with the conversion of Huntingdon Valley Bank from the mutual to the stock form of organization.

Up to 2,182,125 shares of HV Bancorp, Inc. common stock are being offered at a price of $10.00 per share.

If you would like to learn more about our stock offering, or would like to attend a community meeting, we invite you to obtain a prospectus and offering material by calling our Stock Information Center at (        )     -        , Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Huntingdon Valley Bank

(logo)

HV Bancorp, Inc.

Commences Stock Offering

HV Bancorp, Inc., the proposed holding company for Huntingdon Valley Bank, is offering shares of its common stock for sale in connection with the conversion of Huntingdon Valley Bank from the mutual to the stock form of organization.

Up to 2,182,125 shares of HV Bancorp, Inc. common stock are being offered at a price of $10.00 per share. As a member of the community served by Huntingdon Valley Bank, you may have the opportunity to purchase shares in the offering.

If you would like to learn more about our stock offering, we invite you to obtain a prospectus and offering material by calling our Stock Information Center at (        )     -        , Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.